UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 25, 2011

ALICO, INC.
(Exact Name of Registrant as Specified in Charter)

Florida	0-261	59-0906081
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 338, LaBelle, FL 33975
(Address of Principal Executive Offices) (Zip Code)

(863) 675-2966
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Alico announced today that Scott Whitney, Alico’s Chief Financial Officer, has notified the Company that he intends to resign for personal reasons and pursue other interests.  Mr. Whitney indicated that he has no disagreements with management.  Alico is seeking chief financial officer candidates and intends to complete the search in the near future.  In order to facilitate an orderly transition, Mr. Whitney has committed to continue serving as Alico’s CFO until the earlier of (i) the filing of the Company’s Quarterly Report on Form 10-Q for the second quarter of fiscal 2011 or (ii) the appointment of his successor.  Accordingly, the effective date of Mr. Whitney’s resignation is not known at this time.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)   Exhibits.

The following exhibits are included with this Report:

Exhibit 99.1 – Press release Alico, Inc. Announcing CFO Resignation.
Exhibit 99.2 – Letter of Resignation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALICO, INC.

By:	/s/ JD Alexander
	Name:	JD Alexander
	Title:	President, Chief Executive Officer & Vice-Chairman of the Board

Date:  __________________________________